UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: May 31, 2015

(Date of earliest event reported)

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549
(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2015, Intel Corporation (“Intel”), Altera Corporation (“Altera”) and 615 Corporation, a wholly-owned subsidiary of Intel (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Altera. As a result of the merger, Merger Sub will cease to exist, and Altera will survive as a wholly-owned subsidiary of Intel.

Upon the consummation of the merger, each outstanding share of Altera common stock (other than shares held by (i) Altera, Intel or their respective subsidiaries or (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) and, subject to certain exceptions, each share of Altera common stock underlying vested stock option awards, restricted stock unit awards and performance-based restricted stock unit awards will be converted into the right to receive $54.00 per share in cash (the “Merger Consideration”) (or, in the case of a stock option, the spread between the Merger Consideration and the applicable exercise price), without interest. Subject to certain exceptions, unvested stock option awards, restricted stock unit awards and performance-based restricted stock unit awards outstanding immediately prior to the consummation of the merger will be converted (and, in the case of a stock option, pursuant to an exchange ratio determined based on Intel’s stock price at closing) into corresponding awards that are subject to shares of Intel common stock, with generally the same terms and conditions applicable to the original awards.

The completion of the merger is subject to customary conditions, including without limitation, (i) the approval of the merger by Altera’s stockholders; (ii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the receipt of certain foreign antitrust approvals; (iv) the absence of a material adverse effect with respect to Altera and (v) the absence of certain legal impediments. Each of Altera’s and Intel’s obligation to consummate the merger is also subject to certain additional customary conditions, including (i) subject to specific standards, the accuracy of the representations and warranties of the other party and (ii) performance in all material respects by the other party of its obligations under the Merger Agreement. Intel intends to fund the transaction with a combination of cash from the balance sheet and new debt. The merger is not conditioned upon Intel’s receipt of financing.

The Merger Agreement contains customary representations and warranties from both Altera and Intel, and also contains customary covenants, including covenants providing for each of the parties to use its reasonable best efforts to cause the merger to be consummated, and covenants regarding the operation of the business of Altera and its subsidiaries prior to the effective time of the merger.

The Merger Agreement also contains a “no shop” provision that, in general, restricts Altera’s ability to solicit alternative acquisition proposals from third parties or provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. The no shop provision is subject to a “fiduciary out” provision that allows Altera, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to unsolicited written third-party acquisition proposals that either constitute or are reasonably likely to lead to a superior offer.

The Merger Agreement contains certain termination rights for Altera and Intel. Upon termination of the Merger Agreement under specified circumstances, Altera will be required to pay Intel a termination fee of $500,000,000. In addition, upon termination of the Merger Agreement under specified circumstances related to antitrust approvals, Intel will be required to pay Altera a termination fee of $500,000,000.

In addition to the foregoing, and subject to certain limitations, Altera or Intel may terminate the Merger Agreement if the merger is not consummated by May 31, 2016, provided, that either Intel or Altera may elect to extend the termination date to August 31, 2016, if on May 31, 2016, any of the conditions relating to any antitrust or competition-related legal requirements has not been satisfied.

The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto. The representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates, are solely for the benefit of the parties, and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to investors or stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to Intel or Altera. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01.	Regulation FD Disclosure

On June 1, 2015, Intel and Altera issued a joint press release entitled “Intel to Acquire Altera.” The information in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed as part of this Report.

Exhibit Number	Description

2.1	Agreement and Plan of Merger among Intel Corporation, 615 Corporation and Altera Corporation, dated as of May 31, 2015*

99.1	Press Release, dated June 1, 2015, of Intel Corporation and Altera Corporation

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Intel Corporation agrees to furnish supplementally to the Securities and Exchange Commission (“SEC”) a copy of any omitted schedule upon request.

* * *

Forward Looking Statements

This document contains forward looking statements related to the proposed transaction and business combination between Intel and Altera, including statements regarding the benefits of the transaction and the timing of the transaction as well as statements regarding the companies’ products and markets. Forward looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the following, among others: delays, disruptions or increased costs in the integration of Altera’s technology in existing or new products; Altera stockholders may not approve the transaction; closing of the transaction may not occur or may be delayed; expected synergies and other financial benefits of the transaction may not be realized; integration of the acquisition post-closing may not occur as anticipated; litigation related to the transaction or limitations or restrictions imposed by regulatory authorities may delay or negatively impact the transaction; unanticipated restructuring costs may be incurred or undisclosed liabilities assumed; attempts to retain key personnel and customers may not succeed; the business combination or the combined company’s products may not be supported by third parties; actions by competitors may negatively impact results; and, there may be negative changes in general economic conditions in the regions or the industries in which Intel and Altera operate. In addition, please refer to the documents that Intel and Altera file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Readers are cautioned not to put undue reliance on forward-looking statements, and Intel and Altera assume no obligation and do not intend to update these forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date: June 1, 2015	By:	/s/ Suzan A. Miller
Suzan A. Miller
Corporate Vice President, Deputy General Counsel, and Corporate Secretary